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                                  EXHIBIT 23
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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated February 2, 2001, accompanying the consolidated financial statements included in the Annual Report of Community Trust Financial Services Corporation on Form 10-KSB for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement of Community Trust Financial Services Corporation on Form S-3 (File No. 333-31616, effective March 3, 2000).



                                                 /s/ PORTER KEADLE MOORE, LLP


Atlanta, Georgia
March 29, 2001